UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

BRC Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41275	87-3277812
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1144 S. 500 W

Salt Lake City, UT 84101

(Address of principal executive offices, including Zip Code)

(801) 874-1189

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BRCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Chief Accounting Officer

On January 31, 2023, the board of directors of BRC Inc. (the “Company”) appointed Kristina Braendel as Chief Accounting Officer of the Company and designated her as the Company’s principal accounting officer, effective January 31, 2023. Ms. Braendel shall serve as Chief Accounting Officer of the Company until her successor is duly elected and qualified by the Board of Directors of the Company, unless sooner removed. Gregory Iverson, the Company’s Chief Financial Officer, who served as principal financial officer and principal accounting officer until Ms. Braendel’s appointment, will continue to serve as Chief Financial Officer and principal financial officer of the Company.

Ms. Braendel, 57, most recently served as Chief Accounting Officer of Nexeo Solutions, LLC, which she joined in January 2012. Prior to that, she served as Global Controller at Belkin International, Inc. from April 2009 to November 2011. Prior to her time at Belkin, she served in multiple finance positions from 1995 to 2008 at The Walt Disney Company. Ms. Braendel graduated from Loyola University Maryland.

There are no arrangements or understandings between Ms. Braendel and any other persons pursuant to which Ms. Braendel was selected as an officer, nor are there any family relationships between Ms. Braendel and any of the Company’s directors or executive officers. Additionally, there are no transactions involving Ms. Braendel that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment as Chief Accounting Officer and designation as principal accounting officer, Ms. Braendel will receive an annual base salary of $315,000, with a target bonus of 50% of the base salary based on the Company’s financial measures and individual performance. The target bonus payout will be guaranteed at no less than $100,000 pre-tax for the first year of employment at the Company. Ms. Braendel will also be eligible to participate in the Company’s Long-Term Incentive Plan (“LTIP”). The LTIP for 2023 comprises the following: (i) a 2023 annual long term incentive grant totaling $300,000 (75% in at-the-money stock options, and 25% in restricted stock units), each measured at the grant-date fair value, on a three-year vesting schedule, vesting in equal thirds on the anniversary of the grant date; and (ii) one time grant of $300,000 in restricted stock units, value determined at grant date, which is on a three-year vesting schedule, vesting in equal thirds on the anniversary of the grant date. Ms. Braendel also entered into the standard severance agreement and indemnification agreement with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit	Description

10.1	Offer Letter, dated as of December 6, 2022

10.2	Severance Agreement, dated as of January 31, 2023

10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on February 10, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2023

BRC INC.

By:	/s/ Tom Davin
Name:	Tom Davin
Title:	Co-Chief Executive Officer